Exhibit 21


The following are subsidiaries of The Bear Stearns Companies Inc. as of November 30, 2000 and the jurisdictions in which they are organized. The names of certain subsidiaries have been omitted because in the aggregate they do not constitute a significant subsidiary as determined by the Company.



Subsidiary                                            Jurisdiction of
                                                      Incorporation/
                                                      Organization


Bear, Stearns & Co. Inc.                              Delaware

Bear, Stearns Securities Corp.                        Delaware

Bear, Stearns International Limited                   United Kingdom

Bear Stearns Capital Markets Inc.                     Delaware

Bear Stearns Mortgage Capital Corporation             Delaware

EMC Mortgage Corporation                              Delaware

Bear Stearns Forex Inc.                               Delaware

Custodial Trust Co.                                   New Jersey

Bear Stearns Bank plc                                 Ireland

Bear Stearns Financial Products Inc.                  Delaware

Bear Stearns Global Lending Limited                   Cayman Islands